Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	July 29, 2015
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL

[OLATHE, KANSAS] July 29, 2015 - Butler National Corporation (OTC Pink: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the fourth quarter fiscal 2015 and year ended April 30, 2015. In conjunction with the release, the Company has scheduled a conference call Thursday, July 30, 2015 at 9:00 AM Central Daylight Time.

What:  Butler National Corporation Fourth Quarter and Fiscal Year-End Results Conference Call

When:  Thursday, July 30, 2015 - 9:00AM Central Daylight Time

How:  Live via phone by dialing 877-358-7305.  Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will be leading the call and discussing results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2016.

Historical selected financial data related to all operations:
	Year Ended April 30			Quarter Ended April 30
	(In thousands except per share data)			(In thousands except per share data)
	2015	2014	2013	2015	2014	2013
Net Revenue	$ 47,062	$ 47,271	$ 49,152	$ 11,836	$ 14,632	$ 12,326
Operating Income	1,319	1,921	1,503	(389)	1,958	38
Net Income (Loss)	27	112	(148)	(322)	965	225
Total Assets	41,598	41,678	43,860	41,598	41,678	43,860
Long-term Obligations	6,870	6,820	10,155	6,870	6,820	10,155
Stockholders' Equity	25,402	24,354	23,574	25,402	24,354	23,574
Weighted Average Shares – Diluted	62,260	60,893	59,015	62,260	60,893	59,015
Diluted Earnings per Share	0.00	0.00	0.00	(0.01)	0.02	0.00
New Product Research and Development Cost	2,048	1,765	1,755	828	196	487

Management Comments:

 "Fiscal 2015 was a challenging period for Butler National Corporation.  Revenue remained constant at $47.1 million in fiscal 2015, as compared to $47.3 million in fiscal 2014.  Revenue from both Professional Services and Aerospace Products remained relatively constant.  Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2015 net income was $27,000 compared to a net income of $112,000 in fiscal 2014.  The decrease in net income was primarily due to lower margin product mix and weaker demand in Aerospace Products.  Fiscal 2015 operating margin was 3% compared to a 4% operating margin in fiscal 2014.  We continue to work to improve efficiencies in our implementation and operational processes and controlling general and administrative expenses.

The fourth quarter of fiscal 2015 was a difficult quarter for Butler National Corporation.  Revenue decreased 19% to $11.8 million in fourth quarter fiscal 2015, as compared to $14.6 million in fourth quarter fiscal 2014.  The fourth quarter of fiscal 2015 resulted in a net loss of $322,000 compared to a net income of $965,000 in fourth quarter fiscal 2014.  This was primarily due to a decrease in demand in Aerospace Products compared to extremely high demand in fourth quarter fiscal 2014.

During fiscal 2015, we invested approximately $2.0 million in projects focused on product development of new products to address various federal agency requirements in multiple countries and address continued support of legacy aircraft.  We feel these expenditures for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from Professional Services decreased less than 1% to $30.8 million in fiscal 2015 from $31.0 million in fiscal 2014.  Costs remained constant in fiscal 2015 at $18.8 million compared to $18.8 million in fiscal 2014.  Expenses decreased 2% in fiscal 2015 to $10.2 million compared to $10.4 million fiscal 2014.  Operating income from Professional Services, before minority interest, remained constant in fiscal 2015 at $1.8 million compared to $1.8 million in fiscal 2014.

Aerospace Products:
Revenue was $16.3 million in fiscal 2015 compared to $16.2 million in fiscal 2014.  In an effort to offset decreased domestic military spending, the Company has invested in the development of several supplemental type certificates (STCs).  These STCs involve state-of-the-art avionics and solutions to solve obsolescence issues.  We plan to aggressively market these STCs both domestically and internationally.

We received FAA approvals of a number of products: These include the newly redesigned rate gyroscope for Learjets, the replacement vertical accelerometer safety device that resolves obsolescence as a key component of the legacy Learjet stall warning systems, the addition of the GARMIN GTN 650/750 Global Position System Navigator with Communication transceiver in the Learjet Model 30 series and 20 series, the new cargo/sensor carrying pod that mounts to the bottom of a King Air Model 90 aircraft, the provisions for external stores on a Learjet Model 60 to enable the 60 for consideration as the next Learjet candidate for special mission operations; and the noise suppression for Learjet 20 series aircraft.

Costs increased 4% to $12.7 million in fiscal 2015 compared to $12.1 million in fiscal 2014.  Costs were 78% of segment total revenue in fiscal 2015, as compared to 74% of segment total revenue in fiscal 2014.  Expenses increased 1% in fiscal 2015 to $4.1 million compared to $4.0 million in fiscal 2014.  Expenses were 25% of segment total revenue in fiscal 2015 and fiscal 2014.  Aerospace Products had an operating loss of $475,000 in fiscal 2015 compared to an operating income of $103,000 in fiscal 2014.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy.  Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, general and administrative and other expenses.

Backlog:
As of April 30, 2015, our backlog totaled approximately $9.1 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  As of July 3, 2015, our backlog totaled approximately $9.4 million.  This is consistent with the industry in which modification services and related contracts may take several months, and sometimes years, to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

 Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

 Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595
THE WORLDWIDE WEB:
 Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.